Exhibit 99.1

Preliminary Proxy Statement Extract

Transaction Bonus Pool Payable upon Merger Closing

In order to retain and incentivize key executive officers and employees of the Company through the consummation of the transactions contemplated by the merger agreement, on September 6, 2024, contingent on the Company’s receipt of necessary consents, the Board approved a transaction bonus pool of $9,000,000, which we refer to as the “Transaction Bonus Pool.” Under the Transaction Bonus Pool, the Board has approved (i) an award to Marc Bell, the Co-Founder, Chairman and CEO, of $6,000,000, (ii) an award pool of $1,000,000 for awards to be made to certain other executive officers and in allocations to be approved by the Board prior to the merger closing date, which award we refer to as the “Officer Sub-Pool” and (iii) an award pool of $2,000,000 for awards to be made to other employees and in allocations to be approved by Marc Bell prior to the merger closing date. The awards under the Transaction Bonus Pool will be paid in cash on the closing date of the merger, subject to the employee’s continued employment with the Company or one of its subsidiaries on the closing date of the merger.